UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

VivoSim Labs, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VIVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, the Board of Directors (the “Board”) of VivoSim Labs, Inc. (the “Company”) appointed Tony Lialin, age 54, as the Company’s Chief Commercial Officer, effective as of August 11, 2025.

Mr. Lialin brings more than two decades of experience turning breakthrough life science platforms into scalable, predictable revenue. He has built commercial teams from the ground up, forged strategic pharma partnerships, and helped scale multiple businesses that were later acquired by leading industry players. Prior to joining the Company, Mr. Lialin had served as Chief Commercial Officer of DPBIO. From April 2025 to June 2025, he served as Vice President Business Development of Seonix Bio and from April 2022 to April 2024, he served as Vice President Sales & Consumer Success of ONI. From March 2020 to April 2022, Mr. Lialin served as Chief Commercial Officer of Invivoscribe, Inc. At the Company, he will lead go-to-market strategy, partnerships, and the expansion of the company’s San Diego-based services that combine organ-specific 3D models with AI-driven analytics to deliver decision-ready insights earlier in development.

In connection with his appointment, on July 25, 2025, Mr. Lialin and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Lialin’s initial annualized salary is $360,000 and he received a sign-on bonus of $10,000. Additionally, Mr. Lialin will be eligible to participate in the Company’s bonus plan with a target incentive of up to 40% of his base salary. His salary and performance bonus percentage may be increased in the future at the discretion of the Compensation Committee of the Board. Mr. Lianlin’s employment is on an “at-will” basis.

In connection with his appointment, and as provided in the Offer Letter, on August 11, 2025, the Company granted Mr. Lialin an option pursuant to its Amended & Restated 2022 Equity Incentive Plan to purchase 40,000 shares of the Company’s common stock (the “Option”), which option will vest over four years, with 25% of the total number of shares subject to the Option vesting on August 11, 2026 and the balance vesting in 12 equal quarterly installments thereafter, subject to Mr. Lialin’s continued service to the Company on each applicable vesting date.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no transactions between Mr. Lialin and the Company that would be reportable under Item 404(a) of Regulation S-K. There also are no family relationships between Mr. Lialin and any director or executive officer of the Company. Mr. Lialin was not selected to serve as the Company’s Chief Commercial Officer pursuant to any arrangement or understanding with any person. The Company has also entered into the Company’s standard form Indemnity Agreement with Mr. Lialin.

Item 7.01 Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing that it has appointed Tony Lialin as its Chief Commercial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Offer Letter, dated July 25, 2025, between VivoSim Labs, Inc. and Tony Lialin.
99.1	Press Release dated August 14, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VivoSim Labs, Inc.

Date:	August 14, 2025	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman